UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Euronet Worldwide, Inc.
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EURONET WORLDWIDE, INC.

11400 TOMAHAWK CREEK PARKWAY, SUITE 300

LEAWOOD, KANSAS 66211

913-327-4200

SUPPLEMENT TO
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 21, 2026

Notice Regarding Director Nominee

Euronet Worldwide, Inc. (the “Company”) is filing this supplement to its definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 13, 2026 (the “Proxy Statement”) in connection with the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”).

It is with deep sadness that the Company announces that Dr. Andrzej Olechowski, a member of the Company’s Board of Directors (the “Board”) and a nominee for re-election at the Annual Meeting, passed away on April 25, 2026.

Withdrawal of Nomination

In light of his passing, Dr. Olechowski is no longer standing for re-election to the Board at the Annual Meeting.

The Company will not nominate a replacement candidate at this time.

Voting of Proxies

Proxies previously submitted with respect to the election of directors will be voted only for the remaining nominees named in the Proxy Statement (as supplemented hereby). Votes cast for Dr. Olechowski will not be counted.

Stockholders who have already returned a proxy or voted their shares do not need to take any action unless they wish to change their vote.

Board Statement

Dr. Olechowski built his professional experience in international finance, working with UNCTAD and the World Bank. He held the office of Minister of Finance, headed the Ministry of Foreign Affairs and served as economic advisor to Poland’s President Lech Wałęsa.

Dr. Olechowski brought extensive international experience in finance, economics and public service to the Board, contributing meaningfully to the Company’s growth and strategic direction over more than two decades of service.

The Board and management of the Company extend their deepest condolences to his family and loved ones.

Other Matters

Except as described in this supplement, all information set forth in the Proxy Statement remains unchanged and continues to apply.

Important Information

This supplement should be read in conjunction with the Proxy Statement. The Proxy Statement and this supplement are available free of charge at the SEC’s website at www.sec.gov and on the Company’s investor relations website.

Thank you for giving this topic your attention.

Sincerely,

Michael J. Brown

Chief Executive Officer